Exhibit 99.1
NEWS RELEASE

As previously announced, UScellular will hold a teleconference on May 2, 2025, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

UScellular reports first quarter 2025 results

CHICAGO (May 2, 2025) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $891 million for the first quarter of 2025, versus $950 million for the same period one year ago. Service revenues totaled $741 million, versus $754 million for the same period one year ago. Net income attributable to UScellular shareholders and related diluted earnings per share were $18 million and $0.21, respectively, for the first quarter of 2025 compared to $18 million and $0.20, respectively, in the same period one year ago.
Recent Highlights*
•Improved postpaid handset results
◦Postpaid handset gross additions increased; postpaid handset net losses improved
•Third-party tower rental revenues increased 6%
•Ongoing 5G mid-band network deployment
◦Providing capacity and enhanced speed for our mobility and fixed wireless customers

* Comparisons are 1Q’24 to 1Q’25 unless otherwise noted

“In the first quarter, we continued to work towards executing on our 2025 priorities which include successfully closing on the previously announced sale of the wireless business, while remaining focused on investing in a strong customer experience and operating our business efficiently,” said Laurent Therivel, UScellular President and CEO. “I am also pleased with the 6% year-over-year growth in third-party tower rental revenues, as the team continues to market our valuable tower portfolio.”

Announced Transactions and Exploration of Strategic Alternatives for UScellular
On May 24, 2024, Telephone and Data Systems, Inc. (TDS) and UScellular entered into a Securities Purchase Agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile US, Inc. (T-Mobile). The transaction is expected to close in mid-2025, subject to regulatory approvals and the satisfaction of customary closing conditions. When the proposed T-Mobile transaction closes, UScellular expects the UScellular Board of Directors to declare the first of potentially several, special dividends to UScellular shareholders.

On October 17, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close. Additionally, UScellular also entered into agreements with Nsight Spectrum, LLC and Nex-Tech Wireless, LLC for the sale of select spectrum licenses.
On November 6, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with New Cingular Wireless PCS, LLC (AT&T), a subsidiary of AT&T Inc. to sell certain 3.45 GHz and 700 MHz wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant AT&T certain rights to lease and sub-lease such licenses prior to the transaction close.

Due to the pending transaction with T-Mobile, UScellular is not providing 2025 financial guidance.

Stock Repurchase
During the first quarter of 2025, UScellular repurchased 328,835 of its Common Shares for $21 million.

Conference Call Information
UScellular will hold a conference call on May 2, 2025 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://events.q4inc.com/attendee/224819726
▪Access the call by phone at (888)330-2384 conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.4 million retail connections in 21 states. The Chicago-based company had 4,100 full- and part-time associates as of March 31, 2025. At the end of the first quarter of 2025, Telephone and Data Systems, Inc. owned approximately 83 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Colleen Thompson, Vice President - Corporate Relations of TDS
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations, including with respect to the expected closing date of the transaction with T-Mobile. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transactions whereby UScellular has agreed to sell its wireless operations and selected spectrum assets will be successfully completed. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.

For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Retail Connections
Postpaid
Total at end of period[1]	3,946,000	3,985,000	3,999,000	4,027,000	4,051,000
Gross additions	105,000	140,000	123,000	117,000	106,000
Handsets	68,000	93,000	84,000	73,000	63,000
Connected devices	37,000	47,000	39,000	44,000	43,000
Net additions (losses)[1]	(39,000)	(14,000)	(28,000)	(24,000)	(44,000)
Handsets	(38,000)	(19,000)	(28,000)	(29,000)	(47,000)
Connected devices	(1,000)	5,000	—	5,000	3,000
ARPU[2]	$52.06	$51.73	$52.04	$51.45	$51.96
ARPA[3]	$132.25	$131.10	$131.81	$130.41	$132.00
Handset upgrade rate[4]	3.1%	4.8%	3.5%	4.1%	4.5%
Churn rate[5]	1.21%	1.29%	1.25%	1.16%	1.22%
Handsets	1.03%	1.08%	1.07%	0.97%	1.03%
Connected devices	2.40%	2.67%	2.47%	2.47%	2.52%
Prepaid
Total at end of period[1]	431,000	448,000	452,000	439,000	436,000
Gross additions	38,000	46,000	57,000	50,000	41,000
Net additions (losses)[1]	(17,000)	(4,000)	13,000	3,000	(13,000)
ARPU[2]	$30.76	$30.59	$32.01	$32.37	$32.25
Churn rate[5]	4.17%	3.70%	3.30%	3.60%	4.06%
Market penetration at end of period
Consolidated operating population	31,390,000	32,550,000	32,550,000	32,550,000	32,550,000
Consolidated operating penetration[6]	17%	15%	15%	15%	14%
Capital expenditures (millions)	$53	$162	$120	$165	$131
Total cell sites in service	7,009	7,010	7,007	6,990	6,995
Owned towers	4,413	4,409	4,407	4,388	4,382
Number of colocations[7]	2,469	2,444	2,418	2,392	2,397
Tower tenancy rate[8]	1.56	1.55	1.55	1.55	1.55

1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.
7Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
8Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2025	2024	2025 vs. 2024
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$741	$754	(2)%
Equipment sales	150	196	(24)%
Total operating revenues	891	950	(6)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	176	182	(3)%
Cost of equipment sold	178	216	(18)%
Selling, general and administrative	332	331	—
Depreciation, amortization and accretion	163	165	(2)%
(Gain) loss on asset disposals, net	2	6	(65)%
(Gain) loss on license sales and exchanges, net	(1)	(1)	18%
Total operating expenses	850	899	(5)%

Operating income	41	51	(19)%

Other income (expense)
Equity in earnings of unconsolidated entities	36	42	(14)%
Interest and dividend income	3	2	20%
Interest expense	(40)	(43)	10%
Total other income (expense)	(1)	1	N/M

Income before income taxes	40	52	(22)%
Income tax expense	20	28	(26)%
Net income	20	24	(17)%
Less: Net income attributable to noncontrolling interests, net of tax	2	6	(75)%
Net income attributable to UScellular shareholders	$18	$18	3%

Basic weighted average shares outstanding	85	85	—
Basic earnings per share attributable to UScellular shareholders	$0.21	$0.21	3%

Diluted weighted average shares outstanding	88	88	—
Diluted earnings per share attributable to UScellular shareholders	$0.21	$0.20	2%

N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2025	2024
(Dollars in millions)
Cash flows from operating activities
Net income	$20	$24
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	163	165
Bad debts expense	20	29
Stock-based compensation expense	17	13
Deferred income taxes, net	(8)	4
Equity in earnings of unconsolidated entities	(36)	(42)
Distributions from unconsolidated entities	11	22
(Gain) loss on asset disposals, net	2	6
(Gain) loss on license sales and exchanges, net	(1)	(1)
Other operating activities	1	1
Changes in assets and liabilities from operations
Accounts receivable	1	16
Equipment installment plans receivable	38	2
Inventory	1	24
Accounts payable	(17)	(15)
Customer deposits and deferred revenues	(8)	5
Accrued taxes	29	23
Accrued interest	9	9
Other assets and liabilities	(82)	(82)
Net cash provided by operating activities	160	203

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(72)	(133)
Cash paid for licenses	(2)	(11)
Net cash used in investing activities	(74)	(144)

Cash flows from financing activities
Issuance of long-term debt	—	40
Repayment of long-term debt	(5)	(55)
Tax payments, net of cash receipts, for stock-based compensation awards	(7)	—
Repurchase of Common Shares	(21)	—
Distributions to noncontrolling interests	(2)	(2)
Cash paid for software license agreements	(9)	(9)
Other financing activities	—	(2)
Net cash used in financing activities	(44)	(28)

Net increase in cash, cash equivalents and restricted cash	42	31

Cash, cash equivalents and restricted cash
Beginning of period	159	179
End of period	$201	$210

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2025	December 31, 2024
(Dollars in millions)
Current assets
Cash and cash equivalents	$182	$144
Accounts receivable, net	925	955
Inventory, net	178	179
Prepaid expenses	63	46
Other current assets	25	21
Total current assets	1,373	1,345

Assets held for sale	1	—

Licenses	4,581	4,579

Investments in unconsolidated entities	479	454

Property, plant and equipment, net	2,394	2,502

Operating lease right-of-use assets	925	926

Other assets and deferred charges	612	643

Total assets	$10,365	$10,449

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2025	December 31, 2024
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$26	$22
Accounts payable	207	242
Customer deposits and deferred revenues	231	238
Accrued taxes	57	30
Accrued compensation	33	93
Short-term operating lease liabilities	140	141
Other current liabilities	113	118
Total current liabilities	807	884

Deferred liabilities and credits
Deferred income tax liability, net	720	728
Long-term operating lease liabilities	824	822
Other deferred liabilities and credits	570	570

Long-term debt, net	2,829	2,837

Noncontrolling interests with redemption features	16	16

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,800	1,783
Treasury shares	(125)	(112)
Retained earnings	2,822	2,818
Total UScellular shareholders’ equity	4,585	4,577

Noncontrolling interests	14	15

Total equity	4,599	4,592

Total liabilities and equity	$10,365	$10,449

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended March 31,
UScellular	2025	2024	2025 vs. 2024
(Dollars in millions)
Operating Revenues
Wireless	$864	$925	(7)%
Towers	61	58	5%
Intra-company eliminations	(34)	(33)	(3)%
Total operating revenues	891	950	(6)%

Operating expenses
Wireless	844	896	(6)%
Towers	40	36	11%
Intra-company eliminations	(34)	(33)	(3)%
Total operating expenses	850	899	(5)%

Operating income	$41	$51	(19)%

Adjusted OIBDA[1] (Non-GAAP)	$215	$228	(6)%
Adjusted EBITDA[1] (Non-GAAP)	$254	$272	(7)%
Capital expenditures	$53	$131	(60)%
1Adjusted OIBDA and Adjusted EBITDA are non-GAAP financial measures which UScellular uses as measurements of profitability. See EBITDA, Adjusted EBITDA and Adjusted OIBDA Reconciliations within this earnings release for additional information.

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended March 31,
UScellular Wireless	2025	2024	2025 vs. 2024
(Dollars in millions)
Retail service	$660	$678	(3)%
Other	54	51	8%
Service revenues	714	729	(2)%
Equipment sales	150	196	(24)%
Total operating revenues	864	925	(7)%

System operations (excluding Depreciation, amortization and accretion reported below)	191	197	(3)%
Cost of equipment sold	178	216	(18)%
Selling, general and administrative	322	324	—
Depreciation, amortization and accretion	152	154	(2)%
(Gain) loss on asset disposals, net	2	6	(73)%
(Gain) loss on license sales and exchanges, net	(1)	(1)	18%
Total operating expenses	844	896	(6)%

Operating income	$20	$29	(30)%

Adjusted OIBDA[1] (Non-GAAP)	$182	$195	(7)%
Adjusted EBITDA[1] (Non-GAAP)	$182	$195	(7)%
Capital expenditures	$51	$127	(60)%

	Three Months Ended March 31,
UScellular Towers	2025	2024	2025 vs. 2024
(Dollars in millions)
Third-party revenues	$27	$25	6%
Intra-company revenues	34	33	3%
Total tower revenues	61	58	5%

System operations (excluding Depreciation, amortization and accretion reported below)	19	18	4%
Selling, general and administrative	10	7	33%
Depreciation, amortization and accretion	11	11	5%
Total operating expenses	40	36	11%

Operating income	$21	$22	(5)%

Adjusted OIBDA[1] (Non-GAAP)	$33	$33	(1)%
Adjusted EBITDA[1] (Non-GAAP)	$33	$33	(1)%
Capital expenditures	$2	$4	(42)%

1Adjusted OIBDA and Adjusted EBITDA are non-GAAP financial measures which UScellular uses as measurements of profitability. See EBITDA, Adjusted EBITDA and Adjusted OIBDA Reconciliations within this earnings release for additional information.

United States Cellular Corporation
Financial Measures
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
UScellular	2025	2024
(Dollars in millions)
Cash flows from operating activities (GAAP)	$160	$203
Cash paid for additions to property, plant and equipment	(72)	(133)
Cash paid for software license agreements	(9)	(9)
Free cash flow (Non-GAAP)[1]	$79	$61
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.
United States Cellular Corporation
EBITDA, Adjusted EBITDA and Adjusted OIBDA Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliations below. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliations below are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented below as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income, Income before income taxes and/or Operating income. Income and expense items below Operating income are not provided at the individual segment level for UScellular Wireless and UScellular Towers; therefore, the reconciliations begin with EBITDA and the most directly comparable GAAP measure is Operating income rather than Net income at the segment level.

	Three Months Ended March 31,
UScellular	2025	2024
(Dollars in millions)
Net income (GAAP)	$20	$24
Add back or deduct:
Income tax expense	20	28
Income before income taxes (GAAP)	40	52
Add back:
Interest expense	40	43
Depreciation, amortization and accretion expense	163	165
EBITDA (Non-GAAP)	243	260
Add back or deduct:
Expenses related to strategic alternatives review	10	7
(Gain) loss on asset disposals, net	2	6
(Gain) loss on license sales and exchanges, net	(1)	(1)
Adjusted EBITDA (Non-GAAP)	254	272
Deduct:
Equity in earnings of unconsolidated entities	36	42
Interest and dividend income	3	2
Adjusted OIBDA (Non-GAAP)	$215	$228

	Three Months Ended March 31,
UScellular Wireless	2025	2024
(Dollars in millions)
EBITDA (Non-GAAP)	$172	$183
Add back or deduct:
Expenses related to strategic alternatives review	9	7
(Gain) loss on asset disposals, net	2	6
(Gain) loss on license sales and exchanges, net	(1)	(1)
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	182	195
Deduct:
Depreciation, amortization and accretion	152	154
Expenses related to strategic alternatives review	9	7
(Gain) loss on asset disposals, net	2	6
(Gain) loss on license sales and exchanges, net	(1)	(1)
Operating income (GAAP)	$20	$29

	Three Months Ended March 31,
UScellular Towers	2025	2024
EBITDA (Non-GAAP)	$32	$33
Add back or deduct:
Expenses related to strategic alternatives review	1	—
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	33	33
Deduct:
Depreciation, amortization and accretion	11	11
Expenses related to strategic alternatives review	1	—
Operating income (GAAP)	$21	$22